EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 1350

In connection with the Quarterly Report of Gardenburger, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott C. Wallace, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Scott C. Wallace
Scott C. Wallace
Chairman of the Board, President and Chief Executive Officer Gardenburger, Inc.
May 17, 2004